UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2019

INSMED INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Virginia	000-30739	54-1972729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Finderne Avenue, Building 10

Bridgewater, New Jersey 08807

(Address of Principal Executive Offices, and Zip Code)

(908) 977-9900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INSM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On October 30, 2019, Insmed Incorporated (the “Company”) issued a press release regarding its financial results for the three months and nine months ended September 30, 2019. A copy of this press release is furnished herewith as Exhibit 99.1 pursuant to this Item 2.02. The information contained herein, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 30, 2019, the Company also announced in the press release furnished herewith as Exhibit 99.1 and incorporated by reference into Item 2.02 above, that Dr. Martina Flammer had been appointed as Chief Medical Officer, to be effective on or about December 19, 2019. Prior to joining the Company, Dr. Flammer, 55, was Head of Corporate Division Customer Value, Senior Vice President at Boehringer Ingelheim, a position she held since February 2018. From 2012 to 2018, Dr. Flammer held various positions at Boehringer Ingelheim, including Vice President, Clinical Development and Medical Affairs (2016 – 2018), Vice President of Medicine, Regulatory Affairs & Pharmacovigilance (2014 – 2016), and Senior Global Medical Director, Clinical Development & Medical Affairs Virology (2012 – 2014). Prior to her time at Boehringer Ingelheim, Dr. Flammer served in various roles at Pfizer, Inc. from 2000 to 2011. Dr. Flammer holds an M.B.A. from New York University Stern School of Business and an M.D. from University of Vienna Medical School.

Pursuant to the terms of the Company’s employment agreement with Dr. Flammer, she will receive an initial annual base salary of $500,000 and will be eligible to participate in the Company’s benefit and compensation plans applicable to executives and to receive relocation benefits. Dr. Flammer has been assigned an annual target bonus of 40% of her base salary. She will also receive a signing bonus of $150,000 upon commencement of employment and an additional $150,000 bonus upon the completion of six months of employment. The Company has further agreed to reimburse Dr. Flammer for certain reasonable attorneys’ fees incurred by her in connection with negotiation of her employment agreement, up to a maximum of $5,000. In addition, Dr. Flammer will receive an option to purchase shares of the Company’s common stock having an aggregate value of $2,000,000. The number of shares underlying the option will be determined using a Black-Scholes calculation based upon the closing price of the Company’s common stock on the Nasdaq Global Select Market on the grant date. The option award agreement will be consistent with the Company’s standard stock option inducement award agreement, and the option will vest on a four-year vesting schedule, with 25% of the shares subject to the option vesting on the first anniversary of the date of grant and 12.5% of the shares subject to the option vesting every six months thereafter through the fourth anniversary of the date of grant, subject to Dr. Flammer’s continued employment with the Company on each vesting date. In addition, Dr. Flammer will receive an equity award equivalent in value to $1,000,000 as part of the January 2020 grants to senior executives provided she remains employed in good standing with the Company, subject to the review and approval of the Compensation Committee with regard to the composition and specific timing of the equity award.

Dr. Flammer’s employment agreement provides for payment of the following upon her death or disability: (i) any accrued obligations; (ii) a pro-rata portion of her annual bonus based on actual performance during the year of the termination, and (iii) any insurance benefits to which she and her beneficiaries are entitled as a result of her death or disability. If Dr. Flammer’s employment is terminated by the Company without cause or by her for good reason (such a termination, a “qualifying termination”) within two years after a change in control, Dr. Flammer will receive, among other things, (i) a lump sum severance payment equal to (a) one-and-a-half times her annual base salary plus (b) one-and-a-half times her target bonus plus (c) a pro-rata portion of her target bonus based on the portion of the year during which she was employed by the Company prior to the qualifying termination, (ii) full vesting of all equity awards and (iii) reimbursement for up to 18 months of certain continued health and dental benefits for Dr. Flammer and her qualified beneficiaries.

In the event of a qualifying termination prior to a change in control or more than two years thereafter, Dr. Flammer would be eligible for similar benefits, although (i) her severance payment would be limited to her annual base salary and payable ratably over 12 months, (ii) her bonus would consist of any unpaid bonus for a fiscal year ending on or prior to the date of the qualifying termination and a pro-rata portion of her bonus based on actual corporate performance outcomes (75% of overall bonus) and 100% of personal performance at target (25% of overall bonus), (iii) any accelerated equity award vesting would be limited to stock options or other time-based equity awards that would otherwise have vested within 12 months following the termination date and (iv) reimbursement of certain continued health and dental benefits for Dr. Flammer and her qualified beneficiaries would be limited to no more than 12 months.

There are no arrangements or understandings between Dr. Flammer and any other person pursuant to which she was selected as an officer, and there are no family relationships between Dr. Flammer and any of the Company’s directors or executive officers. Dr. Flammer has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release by Insmed Incorporated on October 30, 2019.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2019	INSMED INCORPORATED

	By:	/s/Christine Pellizzari
	Name:	Christine Pellizzari
	Title:	Chief Legal Officer